Exhibit 3.13

Alison Lundergan Grimes
Secretary of State

Certificate

I, Alison Lundergan Grimes, Secretary of State for the Commonwealth of Kentucky, do hereby certify that the foregoing writing has been carefully compared by me with the original thereof, now in my official custody as Secretary of State and remaining on file in my office, and found to be a true and correct copy of

CERTIFICATE OF INCORPORATION OF

DAUGHERTY PETROLEUM, INC. FILED SEPTEMBER 20, 1984;

ARTICLES OF AMENDMENT AMENDING THE NAME TO NGAS PRODUCTION CO. FILED FEBRUARY 22, 2010;

ARTICLES OF AMENDMENT FILED APRIL 14, 2011;

ARTICLES OF AMENDMENT AMENDING THE NAME TO MAGNUM HUNTER PRODUCTION, INC. FILED JUNE 29, 2011.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal at Frankfort, Kentucky, this 10th day of May, 2012.

/s/ Alison Lundergan Grimes
Alison Lundergan Grimes
Secretary of State
Commonwealth of Kentucky
emcnulty/0193715 - Certificate ID: 125664

Commonwealth of Kentucky

OFFICE OF
SECRETARY OF STATE

DREXELL R. DAVIS Secretary	FRANKFORT, KENTUCKY

CERTIFICATE OF INCORPORATION

I, DREXELL R. DAVIS, Secretary of State of the Commonwealth of Kentucky, do hereby certify that Articles of Incorporation of Daugherty Petroleum, Inc. whose initial agent for process is William S. Daugherty, III Route 14, Box 59C and whose address is Bowling Green, Kentucky duly signed according to law, have been filed in my office. I further certify that all taxes, fees and charges payable upon the filing of said Articles of Incorporation have been paid.

[SEAL] SECRETARY OF STATE	Given under my hand and seal of Office as Secretary of State, at Frankfort, Kentucky, this 20th day of September 1984.

/s/ Drexell R. Davis
SECRETARY OF STATE

ASSISTANT SECRETARY OF STATE

ORIGINAL COPY FILED AND RECORDED SECRETARY OF STATE OF KENTUCKY FRANKFORT, KENTUCKY SEP 20 1984	ARTICLES OF INCORPORATION OF DAUGHERTY PETROLEUM, INC.	SECRETARY OF STATE RECEIVED SEP 20 1984 Commonwealth of Kentucky

Drexell R. Davis

SECRETARY OF STATE

The undersigned, acting as incorporator of a corporation under the Kentucky Business Corporation Act, adopts the following Articles of Incorporation for such incorporation.

I

The name of the corporation shall be Daugherty Petroleum, Inc.

II

The period of its duration shall be perpetual.

III

The purpose for which the corporation is organized is for oil and gas leasing, exploration and management, and to do generally all and every other thing necessary and incident thereto and further to engage in the transaction of any and all lawful business for which corporations may be incorporated under the Kentucky Business Corporation Act.

IV

The aggregate number of shares which the corporation shall have the authority to issue is 1000 shares at no par value. The voting power of such stock shall be one (1) vote per share.

V

The address of the initial registered office of the incorporation is Route 14, Box 59C, Bowling Green, Kentucky 42101, and the name of the registered agent at the address is William S. Dautherty, III.

VI

The number of directors constituting the initial Board of Directors shall be one (1). The name and address is as follows:

a.                                      William S. Daugherty, III

Route 14, Box 59C

Bowling Green, Kentucky 42101.

VII

The name and address of the incorporator is as follows:

a.                                      William S. Daugherty, III

Route 14, Box 59C

Bowling Green, Kentucky 2101.

VIII

The affairs of the incorporation shall be managed by a Board of one (1) director. The director shall be elected by the shareholders of the corporation at the first annual meeting thereof, and each annual meeting thereafter. The Board of Directors shall have the authority to adopt, amend or repeal By-Laws governing the affairs of the corporation.

IN TESTIMONY WHEREOF, witness the hand of the incorporator on this the 5th day of September, 1984.

/s/ William S. Daugherty, III
WILLIAM S. DAUGHERTY, III

COMMONWEALTH OF KENTUCKY	)
) SS
COUNTY OF WARREN	)

Subscribed and sworn to before me by William S. Daugherty, III,

2

to be true and correct to the best of his knowledge and belief and to be his free and willful act and deed.

This the 5th day of September, 1984.

[ILLEGIBLE]
NOTARY PUBLIC
MY COMMISSION EXPIRES:
11-14-89

3

0193715.09	darmstrong
AMD
Trey Grayson, Secretary of State Received and Filed: 2/22/2010 10:12 AM Fee Receipt: $40.00

COMMONWEALTH OF KENTUCKY
TREY GRAYSON, SECRETARY OF STATE

Division of Corporations Business Filings PO Box 718 Frankfort, KY 40602 (502) 564-3490 www.sos.ky.gov	Articles of Amendment (Domestic Profit Corporation)	AMD

Pursuant to the provisions of KRS 271B, the undersigned applies to amend articles of incorporation, and for that purpose, submits the following statements:

1.        Name of the corporation on record with the Office of the Secretary of State is Daugherty Petroleum, Inc.

(The name must be Identical to the name on record with the Secretary of State.)

2.        The text of each amendment adopted:  Article I of the Articles of Incorporation is amended to read as follows:

“Article I. The name of the corporation shall be NGAS Production Co.”

3.        If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows: N/A

4.        The date of adoption of each amendment was as follows: February 18, 2010

5.        Check the option that applies (check only one option):

☐                                    The amendment(s) was (were) duly adopted by the incorporators prior to issuance of shares.

☐                                    The amendment(s) was (were) duly adopted by the board of directors prior to issuance of shares.

☐                                    The amendment(s) was (were) duly adopted by the incorporators or board of director without shareholder action as shareholder action was not required.

☒                                  If the amendment(s) was (were) duly adopted by the shareholders, the:

a)             100 Number of outstanding shares.

b)             100 Number of votes entitled to be cast by each voting group entitled to vote separately on the amendment

c)              100 Number of votes of each voting group indisputably represented at the meeting.

d)             100 The total number of votes in favor of the amendment.

e)              0 The number of votes against the amendment.

f)               100 The number of votes cast for the amendment by each voting group was sufficient.

6.        This application will be effective upon filing, unless a delayed effective date and/or time is provided. The effective date or the delayed effective cannot be prior to the date the application is filed. The date and/or time is N/A.

(Delayed effective date
and/or time)

I declare under penalty of perjury under the laws of Kentucky that the forgoing is true and correct.

/s/ William S. Daugherty	William S. Daugherty	Chairman	02/18/10
Signature of Officer or Chairman of the Board	Printed Name	Title	Date

0193715.09	amcray
AMD
Elaine N. Walker, Secretary of State Received and Filed: 4/14/2011 11:48 AM Fee Receipt: $40.00

COMMONWEALTH OF KENTUCKY
ELAINE N. WALKER, SECRETARY OF STATE

Division of Corporations Business Filings PO Box 718 Frankfort, KY 40602 (502) 564-3490 www.sos.ky.gov	Articles of Amendment (Domestic Profit or Professional Services Corporation)	AMD

Pursuant to the provisions of KRS 14A and KRS 271B, the undersigned applies to amend articles of incorporation, and for that purpose, submits the following statements:

1.        Name of the corporation on record with the Office of the Secretary of State is NGAS Production Co.

(The name must be Identical to the name on record with the Secretary of State.)

2.        The text of each amendment adopted:  Article VIII of the Articles of Incorporation is amended and related to read as follows:

“Article VIII: The affairs of the Incorporation shall be managed be a Board of two (2) directors. The directors shall be elected by the shareholders of the corporation at the first annual meeting thereof, and each annual meeting thereafter. The Board of Directors shall have the authority to adopt, amend or repeal By-Laws governing the affairs of the corporation.”

3.        If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

4.        The date of adoption of each amendment was as follows: April 13, 2011

5.        Check the option that applies (check only one option):

☐                                    The amendment(s) was (were) duly adopted by the incorporators prior to issuance of shares.

☐                                    The amendment(s) was (were) duly adopted by the board of directors prior to issuance of shares.

☐                                    The amendment(s) was (were) duly adopted by the incorporators or board of director without shareholder action as shareholder action was not required.

☒                                  If the amendment(s) was (were) duly adopted by the shareholders, the:

a)             100 Number of outstanding shares.

b)             100 Number of votes entitled to be cast by each voting group entitled to vote separately on the amendment

c)              100 Number of votes of each voting group indisputably represented at the meeting.

d)             100 The total number of votes in favor of the amendment.

e)              0 The number of votes against the amendment.

f)               100 The number of votes cast for the amendment by each voting group was sufficient.

6.        This application will be effective upon filing, unless a delayed effective date and/or time is provided. The effective date or the delayed effective cannot be prior to the date the application is filed. The date and/or time is N/A.

(Delayed effective date
and/or time)

I declare under penalty of perjury under the laws of Kentucky that the forgoing is true and correct.

/s/ Gary C. Evans	Gary C. Evans	CEO	04/13/11
Signature of Officer or Chairman of the Board	Printed Name	Title	Date

0193715.09	amcray
AMD
Elaine N. Walker, Secretary of State Received and Filed: 6/29/2011 2:46 PM Fee Receipt: $40.00

COMMONWEALTH OF KENTUCKY
ELAINE N. WALKER, SECRETARY OF STATE

Division of Business Fillings Business Filings PO Box 718 Frankfort, KY 40602 (502) 564-3490 www.sos.ky.gov	Articles of Amendment (Domestic Profit or Professional Services Corporation)	AMD

Pursuant to the provisions of KRS 14A and KRS 271B, the undersigned applies to amend articles of incorporation, and for that purpose, submits the following statements:

1.        Name of the corporation on record with the Office of the Secretary of State is NGAS Production Co.

(The name must be Identical to the name on record with the Secretary of State.)

2.        The text of each amendment adopted:  Article 1 of the certificate of incorporation of NGAS Production Co. shall be amended in its entirety to read as follows:

Article 1: The name of the corporation is Magnum Hunter Production, Inc.

3.        If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

4.        The date of adoption of each amendment was as follows: June 28, 2011

5.        Check the option that applies (check only one option):

☐                                    The amendment(s) was (were) duly adopted by the incorporators prior to issuance of shares.

☐                                    The amendment(s) was (were) duly adopted by the board of directors prior to issuance of shares.

☐                                    The amendment(s) was (were) duly adopted by the incorporators or board of director without shareholder action as shareholder action was not required.

☒                                  If the amendment(s) was (were) duly adopted by the shareholders, the:

a)             100 Number of outstanding shares.

b)             100 Number of votes entitled to be cast by each voting group entitled to vote separately on the amendment

c)              100 Number of votes of each voting group indisputably represented at the meeting.

d)             100 The total number of votes in favor of the amendment.

e)              0 The number of votes against the amendment.

f)               Yes The number of votes cast for the amendment by each voting group was sufficient.

6.        This application will be effective upon filing, unless a delayed effective date and/or time is provided. The effective date or the delayed effective cannot be prior to the date the application is filed. The date and/or time is                             .

(Delayed effective date
and/or time)

I declare under penalty of perjury under the laws of Kentucky that the forgoing is true and correct.

/s/ Ronald D. Ormand	Ronald D. Ormand	Vice President & Treasurer	6/28/11
Signature of Officer or Chairman of the Board	Printed Name	Title	Date

NGAS PRODUCTION CO.
Written Consent of Sole Shareholder

The undersigned, being the sole shareholder of NGAS Production Co., a Kentucky corporation (the “Corporation”), pursuant to the provisions of the Kentucky Revised Statutes, hereby executes this consent for the purpose of adopting the following resolutions, to the same extent and to have the same force and effect as a unanimous vote at a meeting of the shareholders, duly called and held for the purpose of acting upon proposals to adopt such resolutions:

WHEREAS, it has been proposed that the name of the Corporation be changed to Magnum Hunter Production, Inc.;

NOW, THEREFORE, BE IT RESOLVED, that the undersigned, being the sole shareholder of the Corporation, hereby approves the amendment of the certificate of incorporation of the Corporation to change the name of the Corporation to Magnum Hunter Production, Inc.;

RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them with full authority to act without the others hereby is, authorized, empowered and directed, for and on behalf of the Corporation, to prepare (or cause to be prepared), execute and file (or cause to be filed) an amendment to the certificate of incorporation of the Corporation to change the name of the Corporation as provided above, and to take or cause to be taken any and all further actions, including appropriate filings with governmental or regulatory authorities, as may be necessary or desirable in connection therewith.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent to be effective as of June 27, 2011.

NGAS Hunter, LLC, as sole shareholder
By: Magnum Hunter Resources Corporation, as sole member

By:	/s/ Ronald D. Ormand
Ronald D. Ormand, Executive Vice President and CFO